Exhibit 99.1

NEWS RELEASE

414 Union Street, Suite 2000	Contact:
Nashville, TN 37219-1711	Mary Cohn (Media Relations)
615.986.5600	615-986-5600
Fax: 615.986.5666	Mike Kinney / Becky Barckley (Investor Relations)
615-986-5600

FOR RELEASE AT 8:00 A.M. (EDT) WEDNESDAY, OCTOBER 27, 2004

LP Reports Third Quarter 2004 Profits

Nashville, TN. (October 27, 2004) - Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today third quarter net income of $108 million, or $0.98 per diluted share, on sales from continuing operations of $741 million.  In the third quarter of 2003, LP’s net income was $125 million, or $1.17 per diluted share, on sales from continuing operations of $671 million. For the first nine months of 2004, LP reported net income of $407 million, or $3.72 per diluted share, on sales from continuing operations of $2.3 billion compared to net income of $108.7 million, or $1.03 per diluted share, on sales from continuing operations of $1.6 billion for the first nine months of 2003.

For the third quarter of 2004, income from continuing operations was $106 million, or $0.96 per diluted share. In the third quarter of 2003, LP’s income from continuing operations was $110 million, or $1.04 per diluted share.  For the first nine months of 2004, income from continuing operations was $408 million, or $3.72 per diluted share. For the first nine months of  2003, income from continuing operations before cumulative effect of accounting principle was $122 million, or $1.15 per diluted share.

“We had another strong quarter, as housing and remodeling markets continued to drive healthy demand for all our building products,” said Mark Suwyn, LP’s chairman and CEO.  “Each of our segments recorded year-over-year sales growth in the quarter and generated operating profits.  This is particularly key as we have faced significant cost increases from energy, oil-based resins and the strengthening Canadian dollar.”

“LP has completed steps to focus on four primary business segments and is now investing to grow and continuously improve our plants and operations.  These efforts are backed by a strong balance sheet.  I will retire October 31, 2004 with the company in a very strong position and look forward with confidence as Rick Frost and the LP management team further build on that position,” Suwyn concluded.

“I am very excited to have this opportunity with our management team consolidated here in Nashville,” said Rick Frost, LP's incoming CEO.  “The overall fundamentals in our markets continue to remain strong: low interest rates, robust housing starts and increasing repair and remodeling activity.  In the fourth quarter, LP will be taking about 80 days of downtime in our OSB mills to implement previously announced capital projects and perform needed maintenance on mills that have been running very hard during the building season.  This timing is appropriate as we expect the usual seasonal slowdown in demand.”

At 11:00 a.m. EDT (8:00 a.m. PDT) today, LP will host a webcast on its third quarter 2004 financial results.  To access the live webcast and accompanying presentation, visit www.lpcorp.com and go to the “Investor Relations” section from the main menu.

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers.  Visit LP’s web site at www.lpcorp.com for additional information on the company.

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FORWARD LOOKING STATEMENTS

This news release contains statements concerning Louisiana-Pacific Corporation’s (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company’s products, and prices for structural products; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

FINANCIAL AND QUARTERLY DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003

Net sales	$740.5	$670.7	$2,261.1	$1,550.4

Income (loss) before taxes and equity in earnings of unconsolidated affiliates	$179.0	$197.8	$649.9	$220.5

Income from continuing operations before cumulative effect of change in accounting principle excluding (gain) loss on sale or impairment of long-lived assets, other operating credits and charges, net and loss on early extinguishment of debt	$117.6	$101.0	$456.1	$102.1

Income (loss) from continuing operations before cumulative effect of change in accounting principle	$106.3	$110.4	$407.9	$121.5

Net income (loss)	$108.1	$124.5	$407.0	$108.7

Net income (loss) per share - basic	$0.99	$1.18	$3.76	$1.04
- diluted	$0.98	$1.17	$3.72	$1.03
Average shares outstanding (in millions)
Basic	109.6	105.1	108.2	105.1
Diluted	110.7	106.3	109.5	105.5

Calculation of income from continuing operations before cumulative effect of change in accounting principle excluding gain or loss on sale or impairment of long-lived assets, other operating credits and charges, net and loss on early extinguishment of debt:

Income from continuing operations before cumulative effect of change in accounting principle	$106.3	$110.4	$407.9	$121.5

(Gain) loss on sale or impairment of long-lived assets	2.7	(22.5)	12.5	(64.2)
Other operating credits and charges, net	15.5	5.7	24.6	31.1
Loss on early extinguishment of debt	0.2	1.5	41.5	1.5
	18.4	(15.3)	78.6	(31.6)
Provision (benefit) for income taxes	7.1	(5.9)	30.4	(12.2)
	11.3	(9.4)	48.2	(19.4)

	$117.6	$101.0	$456.1	$102.1

Per Share
- Basic	$1.07	$0.96	$4.22	$0.97
- Diluted	$1.06	$0.95	$4.17	$0.97

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Net Sales	$740.5	$670.7	$2,261.1	$1,550.4

OPERATING COSTS AND EXPENSES
Cost of sales	462.3	399.4	1,286.1	1,101.6
Depreciation, amortization and cost of timber harvested	39.9	33.3	105.4	96.8
Selling and administrative	39.6	42.5	124.8	119.0
(Gain) loss on sale or impairment of long lived assets	2.7	(22.5)	12.5	(64.2)
Other operating credits and charges, net	15.5	5.7	24.6	31.1
Total operating costs and expenses	560.0	458.4	1,553.4	1,284.3

Income from operations	180.5	212.3	707.7	266.1

NON-OPERATING INCOME (EXPENSE)
Foreign currency exchange gain (loss)	1.8	0.9	2.9	(0.8)
Loss on early extinguishment of debt	(0.2)	(1.5)	(41.5)	(1.5)
Interest expense	(14.4)	(22.0)	(49.8)	(67.2)
Interest income	11.3	8.1	30.6	23.9
Total non-operating income (expense)	(1.5)	(14.5)	(57.8)	(45.6)

Income before taxes and equity in earnings of unconsolidated affliates	179.0	197.8	649.9	220.5
Provision for income taxes	73.2	88.1	243.8	99.3
Equity in (earnings) loss of unconsolidated affliates	(0.5)	(0.7)	(1.8)	(0.3)
Income from continuing operations before cumulative effect of change in accounting principle	106.3	110.4	407.9	121.5

DISCONTINUED OPERATIONS
Income (loss) from discontinued operations	3.0	22.8	(1.4)	(20.7)
Provision (benefit) for income taxes	1.2	8.7	(0.5)	(7.8)
Income (loss) from discontinued operations	1.8	14.1	(0.9)	(12.9)
Income (loss) before cumulative effect of change in accounting principle	108.1	124.5	407.0	108.6

Cumulative effect of change in accounting principle	—	—	—	0.1

Net income (loss)	$108.1	$124.5	$407.0	$108.7

Net income (loss) per share of common stock:
Income (loss) from continuing operations	$0.97	$1.05	$3.77	$1.16
Income (loss) from discontinued operations	0.02	0.13	(0.01)	(0.12)
Cumulative effect of change in accounting principle	—	—	—	—
Net Income (Loss) Per Share - Basic	$0.99	$1.18	$3.76	$1.04

Net income (loss) per share of common stock:
Income (loss) from continuing operations	$0.96	$1.04	$3.72	$1.15
Income (loss) from discontinued operations	0.02	0.13	—	(0.12)
Cumulative effect of change in accounting principle	—	—	—	—
Net Income (Loss) Per Share - Diluted	$0.98	$1.17	$3.72	$1.03

Average shares of common stock outstanding (in millions) - Basic	109.6	105.1	108.2	105.1
- Diluted	110.7	106.3	109.5	105.5

CONDENSED CONSOLIDATED BALANCE SHEETS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	September 30, 2004	December 31, 2003
ASSETS
Cash and cash equivalents	$843.1	$925.9
Short term investments	303.6	—
Receivables, net	175.6	136.2
Inventories	197.7	177.5
Prepaid expenses	15.7	11.1
Deferred income taxes	35.3	51.7
Current assets of discontinued operations	11.0	22.8
Total current assets	1,582.0	1,325.2
Timber and timberlands
Forest licenses	80.0	83.3
Deposits and other	12.4	11.5
Total timber and timberlands	92.4	94.8
Property, plant and equipment	1,805.1	1,778.3
Accumulated depreciation	(1,044.0)	(988.2)
Net property, plant and equipment	761.1	790.1
Goodwill	276.7	276.7
Other intangible assets	24.5	26.6
Notes receivable from asset sales	403.9	403.9
Long-term investments	35.4	—
Restricted cash	66.7	110.7
Other assets	128.6	121.1
Long-term assets of discontinued operations	35.2	55.3
Total assets	$3,406.5	$3,204.4

LIABILITIES AND EQUITY
Current portion of long-term debt	$171.1	$8.3
Accounts payable and accrued liabilities	246.9	251.3
Current portion of contingency reserves	15.0	43.0
Total current liabilities	433.0	302.6
Long-term debt, excluding current portion:
Limited recourse notes payable	396.5	396.5
Other long-term debt	237.8	624.2
Total long-term debt, excluding current portion	634.3	1,020.7

Contingency reserves, excluding current portion	41.3	55.6
Other long-term liabilities	79.5	106.9
Deferred income taxes	474.2	407.7
Commitments and contingencies
Stockholders’ equity:
Common stock	116.9	116.9
Additional paid-in capital	426.3	442.3
Retained earnings	1,403.3	1,018.1
Treasury stock	(130.0)	(195.2)
Accumulated comprehensive loss	(72.3)	(71.2)
Total stockholders’ equity	1,744.2	1,310.9
Total liabilities and equity	$3,406.5	$3,204.4

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	Nine Months Ended September 30,
	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$407.0	$108.7
Adjustments to reconcile net income to net cash provided (used in) by operating activities:
Depreciation, amortization and cost of timber harvested	107.0	104.6
(Gain) loss on sale or impairment of long-lived assets	22.7	(46.5)
Loss on early debt extinguishment	41.5	1.5
Exchange (gain) loss on remeasurement	(4.4)	9.4
Other operating charges and credits, net	14.2	37.7
Increase in contingency reserves	5.1	7.9
Cash settlement of contingencies	(47.6)	(43.7)
Cumulative effect of change in accounting principle	—	0.1
Pension payments	(41.1)	(26.8)
Pension expense	12.2	10.3
Other adjustments, net	5.5	6.6
Increase in receivables	(35.3)	(62.5)
(Increase) decrease in inventories	(8.3)	22.3
Decrease in prepaid expenses	(4.7)	(3.3)
(Increase) decrease in accounts payable and accrued liabilities	(13.6)	21.4
Increase in deferred income taxes	84.3	81.1
Net cash provided by operating activities	544.5	228.8

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(91.2)	(46.6)
Proceeds from timber & timberland sales, net	—	66.5
Proceeds from asset sales	16.1	31.9
Investment in joint ventures	(12.7)	(1.6)
Decrease in restricted cash from asset sales	—	37.1
Proceeds of sales of investments	185.0	—
Cash paid for purchase of investments	(523.5)	—
Return of capital from unconsolidated subsidiary	—	104.8
Other investing activities, net	(0.2)	(1.8)
Net cash (used in) provided by investing activities	(426.5)	190.3

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments under revolving credit facilities	(4.5)	(31.0)
Repayment of long-term debt	(259.2)	(55.2)
Sale of common stock under equity plans	40.0	9.2
Payment of cash dividends	(21.8)	—
Purchase of treasury shares	(2.0)	—
Decrease in restricted cash under LOCs	44.0	(99.4)
Other financing activities, net	0.5	0.6
Net cash used in financing activities	(203.0)	(175.8)

EFFECT OF EXCHANGE RATE ON CASH:	2.2	1.2

Net increase (decrease) in cash and cash equivalents	(82.8)	244.5
Cash and cash equivalents at beginning of period	925.9	137.3

Cash and cash equivalents at end of period	$843.1	$381.8

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollar amounts in millions) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

Net sales:
OSB	$430.2	$402.9	$1,416.6	$826.6
Composite Wood Products	122.0	121.7	345.4	311.2
Plastic Building Products	67.2	56.3	182.6	156.5
Engineered Wood Products	112.4	80.4	293.3	210.1
Other	12.6	21.8	31.7	69.8
Less: Intersegment sales	(3.9)	(12.4)	(8.5)	(23.8)
	$740.5	$670.7	$2,261.1	$1,550.4

Operating profit (loss):
OSB	$198.4	$196.6	$761.2	$247.8
Composite Wood Products	19.8	23.4	53.1	44.0
Plastic Building Products	2.3	4.0	7.9	13.5
Engineered Wood Products	3.0	(0.7)	2.0	(1.5)
Other	0.8	(1.6)	(1.6)	0.5
Other operating credits and charges, net	(15.5)	(5.7)	(24.6)	(31.1)
Gain (loss) on sale or impairment of long-lived assets	(2.7)	22.5	(12.5)	64.2
General corporate and other expenses, net	(25.6)	(26.2)	(77.8)	(71.3)
Foreign currency gains (losses)	1.8	0.9	2.9	(0.8)
Gain (loss) on early extinguishment of debt	(0.2)	(1.5)	(41.5)	(1.5)
Interest income (expense), net	(3.1)	(13.9)	(19.2)	(43.3)
Income before taxes and equity in earnings of unconsolidated affliates	$179.0	$197.8	$649.9	$220.5

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

1.               Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

2.               Other Operating Charges and Credits, Net:

The major components of  “Other operating charges and credits, net” in the Consolidated Statements Of Income for the quarter and nine months ended September 30 and are reflected in the table below and are described in the paragraph following the table:

Quarter Ended September 30,	2004		2003
	Pre-tax	After tax	Pre-tax	After tax
Revisions to environmental contingency reserves	$0.4	$0.2	$—	$—
Loss on energy contract	—	—	(5.0)	(3.1)
Charges associated with the corporate relocation	(5.1)	(3.1)	—	—
Charges associated with CEO retirement	(10.7)	(6.6)	—	—
Other	(0.1)	(0.1)	(0.7)	(0.4)
	$(15.5)	$(9.5)	$(5.7)	$(3.1)

Nine Months Ended September 30,	2004		2003
	Pre-tax	After tax	Pre-tax	After tax
Revisions to environmental contingency reserves	$2.1	$1.3	$(2.7)	$(1.7)
Additions to product related contingency reserves	—	—	(6.7)	(4.1)
Loss on energy contract	—	—	(5.0)	(3.1)
Charges associated with the corporate relocation	(9.5)	(5.8)	—	—
Loss related to assets and liabilities transferred under contractual arrangement	—	—	(16.0)	(9.8)
Charges associated with CEO retirement	(10.7)	(6.6)	—	—
Increase in litigation reserves	(6.0)	(3.7)	—	—
Other	(0.5)	(0.3)	(0.7)	(0.4)
	$(24.6)	$(15.1)	$(31.1)	$(19.1)

In the second quarter of 2003, LP recorded a loss of $16.0 million ($9.8 million after taxes, or $0.09 per diluted share) related to assets and liabilities transferred under contractual arrangement due to the increase in a valuation allowance associated with notes receivable from Samoa Pacific, a loss of $6.7 million ($4.1 million after taxes, or $0.04 per diluted share) from increases in product related contingency reserves associated with the National OSB class action settlement and a loss of $2.7 million ($1.7 million after taxes, or $0.01 per diluted share) associated with environmental reserves in relation to our former Alaska operations.

In the third quarter of 2003, LP recorded a loss a loss of $5.0 million ($3.1 million after taxes, or $0.03 per diluted share) related to an energy contract associated with Samoa Pacific and a loss of  $0.7 million ($0.4 million after taxes, or $0.00 per diluted share) on severance recorded as part of the divesture plan.

In the first quarter of 2004, LP recorded a gain of $1.7 million  ($1.0 after taxes, or $0.01 per diluted share) associated with a reduction in environmental reserves in relation to our former Alaska operations, a charge of $6.0 million ($3.7 million after taxes, or $0.3 per diluted share) for an increase in litigation reserves due to an adverse court ruling and a charge of  $2.0 million ($1.2 million after taxes, or $0.01 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

In the second quarter of 2004, LP recorded a charge of $2.4 million ($1.5 million after taxes, or $0.01 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

In the third quarter of 2004, LP recorded a charge of a charge of  $5.1 million ($3.1 million after taxes, or $0.03 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee, a charge of $10.7 million ($6.6 million after taxes, or $0.6 per diluted share) associated with certain compensation arrangements impacted by Mr. Suwyn’s retirement and a gain of $0.4 million  ($0.2 million after taxes, or $0.00 per diluted share) associated with a reduction in environmental reserves in relation to our former Alaska operations.

3.               Gain (Loss) on Sale or Impairment of Long-Lived Assets:

The major components of  “Gain (loss) on sale or impairment of long-lived assets” in the Consolidated Statements Of Income for the quarter and nine months ended September 30 are reflected in the table below and are described in the paragraphs following the tables:

Quarter Ended September 30,	2004		2003
	Pre-tax	After tax	Pre-tax	After tax
Gain on sales of timber	$—	$—	$22.1	$13.5
Gain (loss) on other long-lived assets, net	0.6	0.4	0.4	0.2
Impairment charges on fixed assets	(3.3)	(2.0)
	$(2.7)	$(1.6)	$22.5	$13.8

Nine months ended September 30,	2004		2003
	Pre-tax	After tax	Pre-tax	After tax
Gain on sales of timber	$—	$—	$63.9	$39.2
Gain (loss) on other long-lived assets, net	0.5	0.3	0.3	0.2
Impairment charges on fixed assets	(13.0)	(7.9)	—	—
	$(12.5)	$(7.6)	$64.2	$39.4

In the first quarter of 2003, LP recorded a gain of $12.5 million ($7.7 million after taxes, or $0.07 per diluted share) associated with the sale of a portion of LP’s timberlands as part of LP’s divestiture plan.

In the second quarter of 2003, LP recorded a gain of $29.3 million ($17.9 million after taxes, or $0.17 per  share) associated with the sale of a portion of LP’s timberlands as part of LP’s divestiture plan.

In the third quarter of 2003, LP recorded a gain of $22.1 million  ($13.5 million after taxes, or $0.13 per diluted share) associated with the sale of a portion of LP’s timberlands as part of LP’s divestiture plan and a gain of $0.4 million ($0.2 million after taxes, or $0.00 per diluted share) associated with the sale of certain other assets.

In the first quarter of 2004, LP recorded a loss of $9.7 million ($6.4 million after taxes, or $0.05 per diluted share) on the cancellation of a capital project to build a veneer mill in British Columbia.

In the third quarter of 2004, LP recorded a loss of $2.8 million ($1.7 million after taxes, or $0.02 per diluted share) on a non-operating OSB mill and $0.5 million ($0.3 after taxes, or $0.00 per diluted share) additional expense associated with the on the cancellation of a capital project to build a veneer mill in British Columbia to reduce the values to the net realizable sale price for these assets and a gain of $0.6 million ($0.4 million after taxes, or $0.00 per diluted share) associated with the sale of certain other assets.

4.               Cumulative Effect of Change in Accounting Principle:

LP adopted Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations,” as of January 1, 2003. This statement addresses the retirement of long-lived assets and the associated retirement costs. Under this statement, we will record both an initial asset and a liability for the present value of estimated costs of legal obligations associated with the retirement of long-lived assets. These initial assets will be depreciated over the expected useful life of the asset. Upon adoption of this statement, we changed our accounting for landfill closures, reforestation obligations associated with certain timber licenses in Canada and other assets. Implementation of this standard resulted in income of $0.2 million (or $0.1 million after taxes) recorded as a  “cumulative effect of change in accounting principle” as of January 1, 2003.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SUMMARY OF PRODUCTION VOLUMES

	Quarter Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

Oriented strand board, million square feet 3/8” basis	1,424	1,367	4,186	3,840

Oriented strand board, million square feet 3/8” basis (produced by wood-based siding mills)	16	86	24	201

Wood-based siding, million square feet 3/8” basis	269	183	784	604

Engineered I-Joist, million lineal feet	25	24	70	66

Laminated veneer lumber (LVL), thousand cubic feet	3,131	2,593	9,021	7,349

Composite Decking, thousand lineal feet	12,709	6,943	29,161	23,387

Vinyl Siding, squares	816	759	2,219	2,061